EXHIBIT 1.2


                                       Colorado Secretary of State
                                       Date and Time:  12/09/2004 11:30AM
Document Processing Fee                Entity ID:19871534287
 If document is on paper:  $100.00
  If document is filed
   electronically          $   .99     Document number:20041356799
Fees are subject to change.
For electronic filing and to obtain
 Copies of filed documents visit
 www.sos.state.co.us
Deliver paper documents to:
Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
Paper documents must be typed or machine printed.


                           Articles of Reinstatement

Filed pursuant to Section 7-90-301, et seq and Section 7-90-1003 of the Colorado Revised Statutes (C.R.S.)

ID number:                       19871534287

1.  Entity name:                 MARWICH II, LTD.

2.  Entity name of the entity
     following reinstatement:    MARWICH, II, LTD.
                                 (The domestic entity name of a domestic
                                 entity following reinstatement shall
                                 be the same as the domestic entity name of the domestic entity immediately prior to dissolution if such domestic entity name complies with section 7-90-601, CRS at the time of reinstatement. If such entity name is not available at the time of reinstate-ment, it shall include the word "reinstated" followed by the year of reinstatement.)

3.  Use of Restricted Words (if
    any of these terms are con-
    tained in an entity name,     __ "bank" or "trust" or any derivative
    true name of an entity,        thereof
    trade name or trademark       __ "credit union"
    stated in this document,      __ "savings and loan"
    make the applicable           __ "insurance", "casualty", "mutual", or
    selection):                    "surety" selection):

4.  Principal office street
    address:                      17096 E. Dorado Circle
                                  ------------------------------------------
                                            (Street name and number)
                                  Centennial     CO         80015-3016
                                  ------------------------------------------
                                    (City)     (State)   (Postal/Zip Code)


5.  Principal office mailing
    address: (if different from
    above)                        -------------------------------------------

6.  Registered agent: (if an
    individual)                    Warner   Marq       J
                                  -------------------------------------------
                                   (Last)  (First)  (Middle)      (Suffix)

7. The person appointed as registered agent in the document has consented to being so appointed.

8.  Registered agent street
    address:                      17096 E. Dorado Circle
                                  -------------------------------------------
                                           (Street name and number)
                                  Centennial      CO        80015-3016
                                  -------------------------------------------
                                    (City)      (State)  (Postal/Zip Code)

9.  Registered agent mailing
    address: (if different from
    above)                        -------------------------------------------

10. Date of formation of the entity:         08/16/1983
                                            ------------
                                            (mm/dd/yyyy)


11.  Date of dissolution: (if known)        ------------
                                            (mm/dd/yyyy)

12.  If the entity's period of duration
     as amended is less than perpetual, state
     the date on which the period of duration     -------------
     expires:                                      (mm/dd/yyyy)

     OR

     If the corporation's period of duration as amended is perpetual, mark this box: [ X ]

13. (Optional) Delayed effective date:            --------------
                                                   (mm/dd/yyyy)

14.  Colorado statute under which the
     Entity existed immediately prior
     To dissolution:                           CRS

15.  All applicable conditions of CRS Section 7-90-1002 have been satisfied.

Notice:

Causing this document to be delivered to the secretary of state shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8.  Name(s) and address(es)
    of the Indivudal(s)
    causing the document
    to be delivered for filing:     Warner  Marq      J
                                   ---------------------------------------
                                   (Last)  (First)  (Middle)    (Suffix)
                                   17096 E Dorado Circle
                                   ---------------------------------------
                                    (Street name and number or Post Office
                                                  information)
                                   Centennial     CO          80015-3016
                                   ----------------------------------------
                                     (City)      (State)  (Postal/Zip Code)
                                                              United States
                                   ----------------------------------------
                                   (Province-if applicable) (Country-if not
                                                                 US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box __ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.